SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C.  20549

  __________________

  FORM 8-K

 CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 9, 2003

NORD PACIFIC LIMITED
(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-19182	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40 Wellington Row, Suite 2100, Scotia Plaza
Saint John, New Brunswick, Canada (Address of Principal Executive Offices)	E2L 4S3 (Zip Code)

Registrant's telephone number, including area code: (506) 633-3800

ITEM 4.          Changes in Registrant's Certifying Accountant

(a)                Nord Pacific Limited (the "Company") has terminated its relationship with KPMG ("KPMG"), independent certified public accountants.

Due to financial difficulties, the Company has not had the funds to engage auditors and has not filed any financial reports with the Securities and Exchange Commission since September 2000.

The reports of KPMG for the years ended December 31, 1999 and 1998, contained no adverse opinions, disclaimers of opinion or qualified or modified opinions as to uncertainty, audit scope or accounting principals.

During the two-year period ended December 31, 1999, and the interim period from that date to September 30, 2000, there were no disagreements with KPMG on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference in connection with its report to the subject matter of the disagreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2003	By: /s/ Mark R. Welch
Mark R. Welch
President & CEO